CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 11, 2003, relating to the financial statements and financial highlights which appear in the January 31, 2003 Annual Report to Shareholders of Pax World Money Market Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, NY
May 28, 2003